EXECUTION VERSION

FLOW MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
between

RITHM LOAN AGGREGATION TRUST
as Seller, and

RPT SELLER LLC,
as Purchaser

Dated as of April 29, 2026

TABLE OF CONTENTS
Page SECTION 1.    DEFINITIONS    1
SECTION 2.    PURCHASE AND CONVEYANCE    7
SECTION 3.    MORTGAGE LOAN SCHEDULE    8
SECTION 4.    PURCHASE PRICE    8
SECTION 5.    EXAMINATION OF MORTGAGE FILES    8
SECTION 6.    DELIVERY OF MORTGAGE LOAN DOCUMENTS.    8
Subsection 6.01.    Possession of Mortgage Files    8
Subsection 6.02.    Books and Records    9
Subsection 6.03.    Delivery of Mortgage Loan Documents    9
SECTION 7.    SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS;
REMEDIES FOR BREACH.    10
Subsection 7.01.    Seller’s Representations and Warranties Regarding Individual
Mortgage Loans    10
Subsection 7.02.    Seller’s Representations and Covenants    10
Subsection 7.03.    Repurchase.    11
Subsection 7.04.    Repurchase of Mortgage Loans With Early Payment Default    12
Subsection 7.05.    Purchase Price Protection    12
Subsection 7.06.    Further Assurances    12
SECTION 8.    CLOSING.    12
Subsection 8.01.    Closing Conditions    12
Subsection 8.02.    Closing Documents    13
SECTION 9.    COSTS    13
SECTION 10. SERVICING    13
SECTION 11. NOTICES    13
SECTION 12. SEVERABILITY CLAUSE    13
SECTION 13. NO PARTNERSHIP    13
SECTION 14. COUNTERPARTS    14
SECTION 15. GOVERNING LAW; CHOICE OF FORUM; WAIVER OF JURY TRIAL    14
SECTION 16. INTENTION OF THE PARTIES    14
SECTION 17. WAIVERS; AMENDMENTS    15
SECTION 18. EXHIBITS; ETC    15
SECTION 19. GENERAL INTERPRETIVE PRINCIPLES    15
SECTION 20. CONFIDENTIALITY; PROTECTION OF CONSUMER INFORMATION 15

SECTION 21. ENTIRE AGREEMENT    15
SECTION 22. FURTHER AGREEMENTS    15
SECTION 23. SUCCESSORS AND ASSIGNS; SURVIVAL    16
SECTION 24. [RESERVED]    16
SECTION 25. COOPERATION OF THE SELLER WITH A RECONSTITUTION.    16
SECTION 26. ADDITIONAL PURCHASERS.    16

APPENDICES AND EXHIBITS
APPENDIX A    REPRESENTATIONS AND WARRANTIES REGARDING MORTGAGE LOANS
APPENDIX B    FORM OF ACCESSION AGREEMENT APPENDIX C    MORTGAGE LOAN SCHEDULE FIELDS
EXHIBIT 1    FORM OF POWER OF ATTORNEY
EXHIBIT 2    FORM OF PURCHASE ADVICE

FLOW MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
THIS FLOW MORTGAGE LOAN PURCHASE AND SALE AGREEMENT, dated as of April
29, 2026, is hereby executed by and between RPT Seller LLC, a Delaware limited liability company, as purchaser (the “Purchaser”) and Rithm Loan Aggregation Trust, a Delaware statutory trust, as seller (the “Seller”).
WITNESSETH:
WHEREAS, the Seller intends to sell from time to time to the Purchaser, and the Purchaser intends to purchase from time to time from the Seller, certain residential mortgage loans as described herein; and
WHEREAS, the Mortgage Loans will be sold by the Seller and purchased by the Purchaser individually or as pools or groups of whole loans on the various Closing Dates as provided herein; and
WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a lien on the related Mortgaged Property; and
WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the purchase, sale, conveyance and control of the Mortgage Loans;
NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:
SECTION 1.    Definitions. For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.
AAA: The American Arbitration Association.
Accepted Servicing Practices: With respect to each Mortgage Loan, those mortgage servicing practices which comply with applicable law, the terms of the related Mortgage Note and Mortgage and are in accordance with accepted mortgage servicing practices customary for prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.
Additional Draw Amounts: With respect to any Mortgage Loan, the additional principal amount advanced to the related Mortgagor from time to time pursuant to the terms of the related Mortgage Note.
Advance: With respect to a Mortgage Loan, an advance of funds to the related Mortgagor to be used in the rehabilitation of the related Mortgaged Property pursuant to the terms of such Mortgage Loan.
Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.
Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.
Agreement: This Flow Mortgage Loan Purchase and Sale Agreement including all exhibits, schedules, annexes, addenda, appendices, attachments, amendments and supplements hereto.

Applicable Requirements: With respect to the Mortgage Loans, as applicable and as of the time of reference, (a) the terms of the applicable Mortgage, Mortgage Note and any other Mortgage Loan Document; (b) applicable law applicable to the applicable Mortgage, Mortgage Note and any other Mortgage Loan Document; and (c) all contractual obligations relating to the Mortgage Loans including the Underwriting Guidelines and those contractual obligations contained in any applicable Servicing Agreement or in any agreement relating to the Mortgage Loans with any insurer or in the Mortgage File.
Arbitration: Arbitration in accordance with the then governing Commercial Arbitration Rules of the AAA and administered by the AAA, which shall be conducted in New York, New York or other place mutually acceptable to the parties to the arbitration.
Arbitrator: A person who is not affiliated with the Seller or the Purchaser, who is a member of the AAA and who is an attorney with consumer finance experience.
Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser and give record notice of the sale of the Mortgage to the Purchaser.
Business Day: Any day other than (a) a Saturday or a Sunday, or (b) a legal holiday in the State of New York or the State of Minnesota, or (c) a day on which banks in the State of New York or the State of Minnesota are authorized or obligated by law or executive order to be closed.
CFPB: The Consumer Financial Protection Bureau or any successor thereto.
Closing Date: The date or dates, set forth in the related Purchase Advice, on which the Purchaser will purchase and the Seller will sell the Mortgage Loans identified therein and the related Mortgage Loan Packages.
Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.
Commission: The U.S. Securities and Exchange Commission.
Condemnation Proceeds: All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents.
Consumer Information: Any personally identifiable information in any form (written, electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier, tax amount or payment information; the fact that a Mortgagor has a relationship with the Seller or the Originator of the related Mortgage Loan; and any other non-public personally identifiable information that is supplied to the Purchaser by or on behalf of the Seller.
Cut-off Date: As set forth in the related Purchase Advice.
Defective Document: As defined in Subsection 7.03(a).
Delinquent: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date for such Mortgage Loan is not made by the close of business on the Business Day preceding the next Due Date for such Mortgage Loan.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace as specified in the related Mortgage Note.
EPD Period: As defined in Subsection 7.04.
Evaluation/Appraisal: An evaluation or an appraisal made, in either case, by an Evaluation/Appraisal Vendor which, in either case, satisfies the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, all as in effect on the origination date of the Mortgage Loan.
Evaluation/Appraisal Vendor: The author of the evaluation or appraisal constituting an Evaluation/Appraisal.
Fannie Mae: The entity formally known as the Federal National Mortgage Association (FNMA) or any successor thereto.
Fannie Mae Guides: The Fannie Mae Single Family Selling Guide and the Fannie Mae Single Family Servicing Guide and all amendments or additions thereto in effect on and after the related Closing Date.
Freddie Mac: The entity formally known as the Federal Home Loan Mortgage Corporation (FHLMC) or any successor thereto.
Freddie Mac Guides: The Freddie Mac Single-Family Seller/Servicer Guide and all amendments or additions thereto in effect on and after the related Closing Date.
Full Prepayment: Any payment of the entire principal balance of a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
Initial Rate Cap: With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate of such Adjustable Rate Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.
Insurance Proceeds: With respect to each Mortgage Loan, the proceeds of insurance policies insuring such Mortgage Loan or the related Mortgaged Property.
Lifetime Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.
Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.
MERS: Collectively, MERSCORP, Inc. and Mortgage Electronic Registration Systems, Inc., and their respective successors and assigns.
MERS Mortgage Loan: A Mortgage Loan for MERS has been designated as the mortgagee of record for such Mortgage Loan as nominee for the related owner.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.
Minimum Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased.
Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.
Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.
Mortgage File: With respect to each Mortgage Loan, all documents required under Applicable Requirements involved in the underwriting (including documented compensating factors pertaining to exceptions to the Applicable Requirements), origination, and servicing of such Mortgage Loan, including the documents specified in the Underwriting Guidelines, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.
Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, including the limitations on such interest rate imposed by the Initial Rate Cap, the Periodic Rate Cap, the Minimum Interest Rate and the Lifetime Rate Cap, if any.
Mortgage Loan: Each individual mortgage loan that is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to such Mortgage Loan and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, provided that the term “Mortgage Loan” shall not include any mortgage loan that has been repurchased by the Seller pursuant to this Agreement after giving effect to such repurchase.
Mortgage Loan Documents: With respect to any Mortgage Loan, the documents specified in the Underwriting Guidelines, as may be amended from time to time by the Purchaser and provided by (or on behalf of) the Purchaser to the Seller.
Mortgage Loan Package: The individual, pool, or group of whole Mortgage Loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Purchase Advice.
Mortgage Loan Schedule: The schedule of Mortgage Loans for an applicable Purchase Advice prepared for each Closing Date setting forth the information with respect to each Mortgage Loan in the format required by the Purchaser, and delivered by (or on behalf of) the Purchaser to the Seller, which schedule shall be annexed to such Purchase Advice or, if acceptable to the Purchaser in its sole discretion, otherwise associated with such Purchase Advice in a manner specified by the Purchaser in writing. The Mortgage Loan Schedule will include, among other information fields, the information fields set forth on Appendix C hereto.
Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple or leasehold interest in a single parcel of real property improved by one of the following: (a) a detached one-family dwelling, (b) a detached two- to four-family dwelling, (c) a one-family dwelling unit in a condominium project, (d) a one-family dwelling in a planned unit development, (e) mixed use properties provided that at least 75% of such property by square foot and by value is used for residential units, (f) a manufactured home or (g) shares in a co-operative.
Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.
Mortgagor: The obligor on a Mortgage Note.
Officer’s Certificate: A certificate signed by the Seller’s Chairman of the Board, the Vice Chairman of the Board, a President, a Vice President or other Person acceptable to the Purchaser.
Originator: With respect to any Mortgage Loan, each Person or Persons, which may include the Seller, that
(a) took the Mortgagor’s loan application, (b) processed the Mortgagor’s loan application or (c) closed and/or funded such Mortgage Loan.
Partial Prepayment: Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, on any Adjustment Date after the initial Adjustment Date as provided in the related Mortgage Note, if applicable.
Permitted Exceptions: means (a) any liens for taxes that are not yet due and payable, that are not yet subject to penalties for delinquent nonpayment, or that are being contested in good faith by appropriate proceedings; (b) any liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due and payable, that are not yet subject to penalties for delinquent nonpayment, or that are being contested in good faith by appropriate proceedings; (c) any zoning, building code, land use, planning, zoning, entitlement, environmental or similar laws or regulations relating to a Mortgaged Property imposed by any governmental authority; and (d) any liens created by Purchaser or its affiliates.
Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
Prepayment Charge: With respect to each Mortgage Loan, the fee payable by the Mortgagor if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note, Mortgage or other Mortgage Loan Document.
Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance.
Principal Prepayment: Any Full Prepayment or Partial Prepayment or other recovery of principal on a Mortgage Loan (including any Prepayment Charge) which is received in advance of its scheduled Due Date, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Advice: With respect to each Mortgage Loan Package, the Purchase Advice, substantially in the form attached hereto as Exhibit 2, providing for the sale by the Seller and the purchase by the Purchaser of such Mortgage Loan Package on the related Closing Date.
Purchase Price: The price paid on the related Closing Date by (or on behalf of) the Purchaser to the Seller pursuant to this Agreement in exchange for the Mortgage Loans included in the related Mortgage Loan Package, as calculated pursuant to Section 4 and the related Purchase Advice.
Purchase Price Percentage: For each Mortgage Loan included in a Mortgage Loan Package, the percentage of par set forth in the related Purchase Advice that is used to calculate the Purchase Price of each such Mortgage Loan included in such Mortgage Loan Package.
Purchaser: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement and each additional Purchaser joined to this agreement pursuant to Section 26.
Qualified Insurer: An insurance company duly qualified as such under the laws of the state in which the Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, and approved as an insurer by Fannie Mae or Freddie Mac or the Purchaser.
Reconstitution: As defined in Section 25(a).
Reconstitution Agreement: The agreement or agreements provided by (or on behalf of) the Purchaser and entered into by the Seller and the Purchaser and certain third parties on the Reconstitution Date or Reconstitution Dates with respect to any or all of the Mortgage Loans conveyed hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction, as provided in Section 25.
Reconstitution Date: As defined in Section 25(a).
REO Disposition: The final sale by the Purchaser of an REO Property.
REO Disposition Proceeds: All amounts received with respect to an REO Disposition.
REO Property: A Mortgaged Property acquired by or on behalf of the Purchaser through foreclosure or deed in lieu of foreclosure.
Repurchase Price: With respect to any Mortgage Loan, a price equal to the sum of (a) the product of (i) the unpaid principal balance of such Mortgage Loan as of the related date of repurchase, and (ii) the related Purchase Price Percentage applicable to such Mortgage Loan, plus (b) interest on such unpaid principal balance at the related Mortgage Interest Rate from the last date through which interest was last paid and distributed to the Purchaser to the last day of the month in which such repurchase occurs, plus (c) reasonable and customary third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased, plus (d) any costs and expenses incurred by the Purchaser in enforcing the related repurchase obligation, including without limitation reasonable attorney’s fees, plus (e) the amount of any related unreimbursed advances made by the Purchaser or its servicer, minus (f) any amounts received in respect of such repurchased Mortgage Loan and being held in the custodial account for future distribution in connection with such Mortgage Loan, plus (g) any other amounts relating to liabilities, penalties or expenses set forth in Subsection 7.03(a).
Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage- backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.
Seller: Rithm Loan Aggregation Trust, a Delaware statutory trust, or its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.
Servicer: Genesis Capital LLC (the “Servicer”) or any successor.
Servicing Agreement: The servicing agreement between RPT Seller LLC and the Servicer, dated as of April 29, 2026, under which the Servicer services the Mortgage Loans or otherwise performs services with respect to the Mortgage Loans.
Servicing File: With respect to each Mortgage Loan, the documents pertaining thereto, including the related Mortgage Loan Documents and the documents included in the Mortgage File.
Stated Principal Balance: As to each Mortgage Loan as to any date of determination, (a) the principal balance of such Mortgage Loan as of the first day of the month for which such calculation is being made after giving effect to the principal portion of any Monthly Payments due on or before such date, whether or not received, as well as any Principal Prepayments received before such date, minus, without duplication, (b) all amounts received after the related Closing Date and distributed prior to the date of such determination to the Purchaser with respect to such Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.
Underwriting Guidelines: With respect to any Mortgage Loan, the Purchaser’s written underwriting and sales guidelines in effect as of the origination date of such Mortgage Loan, and delivered by (or on behalf of) the Purchaser to the Seller, as may be revised and modified, from time to time by the Purchaser.
Whole Loan Transfer: Any sale or transfer by the Purchaser of some or all of the Mortgage Loans, other than a Securitization Transaction.
SECTION 2. Purchase and Conveyance. The Seller, in exchange for the payment of the applicable Purchase Price by the Purchaser on the related Closing Date, receipt of which is hereby acknowledged, hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its right, title and interest in and to the Mortgage Loans, including the related Mortgage Note and Mortgages, in a Mortgage Loan Package having a Stated Principal Balance in an amount as set forth in the related Purchase Advice, or in such other amount as agreed by the Purchaser and the Seller, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein.
With respect to each Mortgage Loan, the Purchaser shall own and be entitled to (a) all Monthly Payments due after the related Cut-off Date, (b) all other recoveries of principal collected after the related Cut-off Date (provided, however, that the principal portion of all Monthly Payments due on or before the related Cut-off Date and collected by the Seller (individually and as interim servicer) after the related Cut-off Date shall belong to the Seller), and (c) all payments of interest on such Mortgage Loan. The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled Full Prepayments and Partial Prepayments collected prior to the related Cut-off Date;

provided, however, that Monthly Payments for a Due Date beyond the Cut-off Date shall not be applied to reduce the principal balance. Such Monthly Payments shall be the property of the Purchaser.
SECTION 3. Mortgage Loan Schedule. The Seller shall deliver, or cause to be delivered, the Mortgage Loan Schedule to the Purchaser at least two (2) Business Days prior to the related Closing Date (or such shorter period acceptable to the Purchaser).
SECTION 4. Purchase Price; Funding of Draws.
Subsection 4.01. Purchase Price. The Purchase Price for the Mortgage Loans being acquired on a Closing Date shall be equal to the sum of (a) the product of (i) the Purchase Price Percentage stated in the related Purchase Advice (subject to adjustment as provided therein) and (ii) the Stated Principal Balance of the Mortgage Loans listed on the related Mortgage Loan Schedule, plus (b) an amount equal to the aggregate of the accrued interest on the Stated Principal Balance of each of the related Mortgage Loans from the related Cut-off Date through the day immediately prior to the related Closing Date. If so provided in the related Purchase Advice, portions of the Mortgage Loans shall be priced separately. The Purchase Price shall be paid on the related Closing Date by wire transfer of immediately available funds to the account designated by the Seller in the related Purchase Advice or such other writing from the Seller as may be agreed to by the Seller and the Purchaser.
Subsection 4.02. Funding of Draws. On and after the related Closing Date, the Purchaser shall assume all obligations in respect of Additional Draw Amounts.
SECTION 5. Examination of Mortgage Files. If requested by the Purchaser, the Seller shall, at the written direction of the Purchaser or its designee, deliver, or cause to be delivered, to the Purchaser (or its designee in escrow or under a bailee letter), for examination and retention, with respect to each Mortgage Loan to be purchased on the related Closing Date, the related Mortgage File in a format as agreed to by the Purchaser and the Seller. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loan Package without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’ and assigns’) right to demand repurchase or other relief or remedy provided for in this Agreement.
SECTION 6. Delivery of Mortgage Loan Documents.

Subsection 6.01. Possession of Mortgage Files. Originals or copies of all documents, including the documents included in the Mortgage File and comprising the Mortgage File, other than the Mortgage Loan Documents, shall be delivered to the Purchaser or its designee on or prior to the related Closing Date. Originals of the contents of each Mortgage File not delivered to the Purchaser or the custodian appointed by the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof and shall be available for review by the Purchaser upon request.
The Seller’s possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating the servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of the Mortgage Notes, Mortgages, the other Mortgage Loan Documents and the contents of the related Mortgage Files is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loans prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained by the Seller or the Servicer, as applicable, at the will of the Purchaser in such custodial capacity only. The copies of the Mortgage File retained by the

Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller’s computer system to reflect clearly the ownership of such Mortgage Loan by the Purchaser. The Seller shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of the related Mortgage Loan pursuant to Subsection 7.03 or if required under applicable law or court order.
Subsection 6.02. Books and Records. The sale of each Mortgage Loan will be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller. The Seller shall maintain a complete set of books and records for the Mortgage Loans sold by it which shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.
Subsection 6.03. Delivery of Mortgage Loan Documents. If requested by the Purchaser, the Seller shall deliver and release, or cause to be delivered and released, to the Purchaser or the custodian appointed by the Purchaser the Mortgage Loan Documents for mortgage loans that may be purchased hereunder no later than three (3) Business Days prior to the related Closing Date or, upon the request of the Purchaser, earlier, if necessary or desirable to facilitate a review. If delivery of all Mortgage Loan Documents, including the Mortgage Loan Documents that require recordation or certified proof of recordation, with respect to any Mortgage Loan is not completed within two hundred seventy (270) days after the related Closing Date, then, at the Purchaser’s option, the Seller shall repurchase such Mortgage Loan in accordance with the procedures set forth in Subsection 7.03.
If the Purchaser, the Seller or one of their respective designees discovers any defect with respect to any document constituting part of a Mortgage File, then (a) the discovering party shall, or shall cause its designee to, give written specification of such defect to the other party and (b) the Seller shall cure or repurchase the related Mortgage Loan in accordance with the procedures set forth in Subsection 7.03. Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.
To the extent that any such Mortgage Loan Documents have been delivered for recording and have not yet been returned to the Seller by the applicable recording office, the Seller shall, promptly following receipt by it of such Mortgage Loan Documents from the applicable recording office, deliver such documents to the Purchaser or its designee; provided, however, that the original recorded document or a clerk-certified copy thereof shall be delivered to the Purchaser no later than ninety (90) days following the related Closing Date, subject to the following paragraph.
In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Purchaser or its designee within ninety (90) days following the related Closing Date, and in the event that the Seller does not cure such failure within sixty (60) days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the Repurchase Price. The foregoing repurchase obligation shall not apply in the event the Seller cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of a servicing officer of the Seller, confirming that such document has been accepted for recording and that the Seller shall immediately deliver such document upon receipt; and, provided further, that if the Seller cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason within twelve (12) months after receipt of written notification of such failure from the Purchaser, the Seller shall immediately repurchase the related Mortgage Loan at the Repurchase Price.
To the extent received by it, the Seller shall promptly forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement.
SECTION 7. Seller’s Representations, Warranties and Covenants; Remedies for Breach.
Subsection 7.01. Seller’s Representations and Warranties Regarding Individual Mortgage Loans. The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein, the representations and warranties specified in Appendix A are true and correct. The Purchaser acknowledges and agrees that, except as expressly provided in Appendix A, the Seller has not and does not additionally represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any of loan documents, Mortgage Files, or any information or documents made available to the Purchaser or its counsel, accountants or advisors in connection with the Mortgage Loans and, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to the Purchaser with respect to any and all Mortgage Loans is sold, transferred, assigned and conveyed to the Purchaser on an “AS IS, WHERE IS” basis, WITH ALL FAULTS.
Subsection 7.02. Seller’s Representations and Covenants. The Seller hereby represents, warrants and covenants to the Purchaser that, as of the related Closing Date (or such other date as is specified below):
(a)The Seller is a statutory trust under the laws of the State of Delaware. The Seller has the power and authority to execute and deliver this Agreement and the Seller has the power to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized.
(b)This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors or (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.
(c)No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained.
(d)The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of its organizational documents or result in the breach of any term or provision of; or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.
(e)It is solvent and the sale of the Mortgage Loans will not cause it to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors.

Subsection 7.03. Repurchase.
(a)It is understood and agreed that the representations and warranties set forth in Appendix A and Subsection 7.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage File to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or review, or lack of examination or review, of any Mortgage Loan Document. Upon discovery by the Seller or the Purchaser of (i) a breach of any of the representations and warranties set forth in Appendix A with respect to any Mortgage Loan which breach materially and adversely affects the value of such Mortgage Loan or the interest of the Purchaser in such Mortgage Loan or (ii) any defective or missing document required to be included in a Mortgage File (“Defective Document”) as described in Subsection 6.03, the party discovering such breach or Defective Document shall give prompt written notice to the other. With respect to the representations and warranties contained in Appendix A that are made to the Seller’s knowledge or to the best of Seller’s knowledge, if it is discovered by either the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser in the related Mortgage Loan, the Purchaser shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including the repurchase requirements contained herein, notwithstanding Seller’s lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made. The Seller hereby covenants and agrees that if any such Defective Document or breach is not corrected or cured within such sixty (60) day period, or if the Seller is required to repurchase any Mortgage Loan pursuant to any other provision herein, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. Any repurchase pursuant to this Subsection 7.03(a) shall be accomplished by wire transfer of immediately available funds of the amount of the Repurchase Price to an account designated by the Purchaser.
(b)Any claim or cause of action against the Seller relating to or arising out of the breach of any of the representations and warranties made in Appendix A or Subsection 7.02 shall accrue as to any Mortgage Loan upon (i) notice thereof by the Purchaser to the Seller, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.
(c)The parties agree that the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of the Seller to repurchase a Mortgage Loan or make any other payment required under this Subsection 7.03 due to a breach of a representation or warranty set forth in Appendix A or Subsection 7.02 shall be by Arbitration. The parties shall comply with the Arbitration procedures provided in writing by the Purchaser. The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear their own attorney’s fees, costs and expenses in connection with the Arbitration.
Subsection 7.04. Repurchase of Mortgage Loans With Early Payment Default. If any of the first three (3) Monthly Payments due after the related Closing Date (the “EPD Period”) for a Mortgage Loan becomes Delinquent (or is delinquent pursuant to the related Purchase Advice), then the Seller, at the Purchaser’s option, shall promptly repurchase the related Mortgage Loan from the Purchaser in accordance with the procedures set forth in Subsection 7.03 hereof except that there will be no cure period or opportunity to cure.
Subsection 7.05. Purchase Price Protection. With respect to any Mortgage Loan that is paid in full on or prior to the last day of the third (3rd) full month following the related Closing Date (or such other date set forth in the related Purchase Advice), the Seller shall, promptly upon demand therefor by Purchaser, reimburse the Purchaser the full amount of the premium paid by the Purchaser above par on the Mortgage Loan. Notwithstanding anything to the contrary set forth in this Agreement, any amounts payable pursuant to this Subsection 7.05 with respect to a Mortgage Loan shall be offset by any Prepayment Charges collected with respect to such Mortgage Loan during the three (3) month period.
Subsection 7.06. Further Assurances. Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action Purchaser may require to more effectively transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.
SECTION 8. Closing.
Subsection 8.01. Closing Conditions. The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either by telephone, confirmed by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree. The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:
(a)the Seller shall have delivered to the Purchaser the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;
(b)unless otherwise agreed by the Purchaser, the Purchaser shall have received from the custodian an initial certification or trust receipt, as applicable, with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;
(c)the Purchaser shall have received fully executed copies of the related Purchase Advice and, if applicable, a funding memorandum setting forth the Purchase Price(s) for the Mortgage Loan Package, in each case duly executed on behalf of the Seller;
(d)to the extent requested by the Purchaser, the Purchaser shall have received such number of executed powers of attorney as requested by the Purchaser, in the form provided by the Purchaser to the Seller; and
(e)all other terms and conditions of this Agreement and the related Purchase Advice to be satisfied by the Seller shall have been performed.
Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Seller on such Closing Date the Purchase Price for the related Mortgage Loan Package pursuant to Section 4.
Subsection 8.02. Closing Documents. Prior to the initial Closing Date, the Seller shall submit to the Purchaser one fully executed original of the following documents:
(a)this Agreement; and
(b)the Purchaser shall have received ten (10) executed powers of attorney in substantially the form of Exhibit 1 attached hereto (or such other form that is acceptable to the Purchaser).
SECTION 9. Costs. The Seller shall pay any commissions due to its salespeople and each party shall pay their own attorney’s fees, costs and expenses. The Purchaser shall pay the actual, out-of-pocket cost of recording the Assignments of Mortgage. The Seller shall pay the cost of the transfers of any Mortgage Loans on MERS, with respect to non-MERS Mortgage Loans, the cost for the preparation of the Assignments of Mortgages and allonges, and the cost of delivering the Mortgage Loan Documents to the Purchaser or its designee for each related Closing Date.
SECTION 10. Servicing. As of the related Closing Date, the Mortgage Loans will be serviced by the Servicer pursuant to the Servicing Agreement.
SECTION 11. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent via electronic transmission (without a notice of transmission failure), transmitted by a recognized private courier service or mailed by registered mail, postage prepaid, addressed as follows, unless such address is changed by written notice hereunder:

(a)if to the Purchaser:    RPT Seller LLC
c/o Rithm Property Trust Inc. 799 Broadway, 8th Floor New York, New York 10003
Email: Group_RithmLegal@rithmcap.com
(b)if to the Seller:    Rithm Loan Aggregation Trust
c/o NRZ MBN Issuer Holdings LLC 799 Broadway, 8th Floor
New York, New York 10003
Email: Group_RithmLegal@rithmcap.com
SECTION 12. Severability Clause. Any provision in this Agreement that is held to be void, inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be void, inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable. If as a result of any provision being held to be void, inoperative, unenforceable or invalid any party is deprived any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such provision being held to be void, inoperative, unenforceable or invalid.
SECTION 13. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller hereunder shall be rendered as an independent contractor and not as agent for the Purchaser.
SECTION 14. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures for the purposes of validity, enforceability and admissibility, and are binding on all parties. Any document accepted, executed or agreed to in conformity with such eCommerce Laws, by one or more parties, will be binding on all parties the same as if it were physically executed.
SECTION 15. Governing Law; Choice of Forum; Waiver of Jury Trial. EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) OR ANY OTHER JURISDICTION. EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
Except as to those matters which this Agreement provides shall be submitted to Arbitration, with respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in the City of New York, New York and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit action or proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 16. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat, and will treat unless otherwise required by law, the transaction for federal (and applicable state and local) income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal (and any applicable state and local) income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.
It is not the intention of the parties that such conveyances be deemed a grant of a security interest in the Mortgage Loans transferred hereunder. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (a) this Agreement shall be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (b) the conveyances provided for in this Agreement shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby grants to the Purchaser a security interest in all of the assets transferred hereunder, whether now owned or hereafter acquired.

SECTION 17. Waivers; Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. This Agreement may be amended from time to time by written agreement executed and delivered by the Seller and the Purchaser.
SECTION 18. Exhibits; Etc. The exhibits, schedules, annexes, addenda, appendices and attachments to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
SECTION 19. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender; (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement; (d) the headings of the various articles, sections, subsections and paragraphs of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof; (e) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (f) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (g) the term “include” or “including” shall mean without limitation by reason of enumeration.
SECTION 20. Confidentiality; Protection of Consumer Information. The Purchaser and the Seller shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, each Purchase Advice and the Purchase Price paid by the Purchaser except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement or any Purchase Advice and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization Transaction of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement or any Purchase Advice. Each party agrees that it (a) shall comply with any applicable laws regarding the privacy and security of Consumer Information, including the Gramm-Leach-Bliley Act, Title V, Subtitle A, 15 U.S.C. § 6801 et seq., and (b) shall, to the extent not prohibited by applicable law, rule, policy or court order, promptly notify the other party upon actual knowledge of any actual or suspected breach of the confidentiality of Consumer Information.
SECTION 21. Entire Agreement. This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.
SECTION 22. Further Agreements. The Seller shall, upon request of the Purchaser, promptly execute and deliver to the Purchaser all other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action the Purchaser may require to more effectively transfer, convey, assign to and vest in the Purchaser and to put the Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement. The Seller shall, upon request of the Purchaser, promptly deliver to the Purchaser a copy of such records or information requested by the Purchaser.
SECTION 23. Successors and Assigns; Survival. This Agreement shall bind and inure to the benefit of and be enforceable by the initial Purchaser and the Seller, and the respective successors and assigns of the Purchaser and the Seller. The initial Purchaser and any subsequent purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing without the consent of the Seller, subject to successful completion of any applicable know-your-customer procedures. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct agreement between the Seller and such purchaser, and a separate and distinct agreement between the Seller and each other purchaser to the extent of the other related Mortgage Loan or Mortgage Loans. The Seller shall not assign, delegate or otherwise transfer this Agreement or its rights or obligations hereunder without the prior written consent of the Purchaser. Any purported assignment, delegation or other transfer by the Seller in violation of the foregoing shall be null and void.

The obligations of the Seller under Subsections 7.03, 7.04 and 7.05 shall survive the expiration or termination of this Agreement as well as any resignation by the Seller or termination of the Seller as interim servicer pursuant to the terms of this Agreement.
SECTION 24. [Reserved].

SECTION 25. Cooperation of the Seller with a Reconstitution.
(a)The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)one or more Whole Loan Transfers; and
(ii)one or more Securitization Transactions.
(b)In the event the Purchaser desires to pursue a Reconstitution, (x) the Seller shall cooperate with the Purchaser in providing such information and documents for review and analysis by the Purchaser and other necessary Persons, as the Purchaser may reasonably request to effectuate such Reconstitution, provided, however, the reasonable out-of-pocket costs of producing any extraordinary reports, information or documentation shall be at the sole expense of the Purchaser and (y) the Purchaser and the Seller shall negotiate in good faith any necessary Reconstitution Agreements, among the Purchaser, the Seller and any other Person party to the Reconstitution as may reasonably be required in connection with such Reconstitution, which Reconstitution Agreements shall be in form and substance acceptable to the Seller, the Purchaser and such other necessary Persons party to the Reconstitution.
(c)All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.
SECTION 26. Additional Purchasers.
Any affiliate of the Purchaser (including, without limitation, a trustee on behalf of a trust in respect of which such affiliate is the related depositor) shall become a party to this Agreement upon delivery to the Seller of an executed accession agreement in the form of Appendix B hereto. The Seller shall promptly upon receipt countersign such accession agreement to confirm its effectiveness. All references to the Purchaser herein shall refer to the applicable Purchaser of the relevant Mortgage Loans.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Flow Mortgage Loan Purchase and Sale Agreement by their respective signatories duly authorized as of the date first above written.
SELLER:

RITHM LOAN AGGREGATION TRUST

By: NRZ MBN Issuer Holdings LLC, its Administrator

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title:    Chief Financial Officer

PURCHASER:
RPT SELLER LLC

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title:    Chief Financial Officer

APPENDIX A
REPRESENTATIONS AND WARRANTIES REGARDING MORTGAGE LOANS
The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:
(1)Complete Servicing File. All documents comprising the Servicing Records are in the possession of the Servicer.
(2)Type of Purchased Asset; Ownership of Purchased Assets. Immediately prior to the sale, transfer and assignment to Purchaser, no Purchased Asset was subject to any assignment (other than assignments to the Seller), participation (excluding, for the avoidance of doubt, any Companion Interest) or pledge, and the Seller had good title to, and was the sole owner of, each Purchased Asset free and clear of any and all liens, charges, pledges, encumbrances, participations (excluding, for the avoidance of doubt, any Companion Interest), any other ownership interests on, in or to such Purchased Asset other than any servicing rights appointment or similar agreement and the rights of the holder of a Companion Interest under the related co-lender or participation agreement. Seller has full right and authority to sell, assign and transfer each Purchased Asset, and upon the insertion of Purchaser’s name where applicable and countersignature by Purchaser where applicable, the assignment to Purchaser constitutes a legal, valid and binding assignment of such Purchased Asset free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Purchased Asset other than the rights of the holder of a Companion Interest under the related co-lender or participation agreement Immediately prior to the sale, transfer and assignment to Purchaser, no Purchased Asset was subject to any assignment (other than assignments to the Seller), participation (excluding, for the avoidance of doubt, any Companion Interest) or pledge, and the Seller had good title to, and was the sole owner of, each Purchased Asset free and clear of any and all liens, charges, pledges, encumbrances, participations (excluding, for the avoidance of doubt, any Companion Interest), any other ownership interests on, in or to such Purchased Asset other than any servicing rights appointment or similar agreement and the rights of the holder of a Companion Interest under the related co-lender or participation agreement. Seller has full right and authority to sell, assign and transfer each Purchased Asset, and upon the insertion of Purchaser’s name where applicable and countersignature by Purchaser where applicable, the assignment to Purchaser constitutes a legal, valid and binding assignment of such Purchased Asset free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Purchased Asset other than the rights of (a) the holder of a Companion Interest under the related co-lender or participation agreement and/or (b) if the Purchased Asset is subject to a mezzanine loan, the holder of such mezzanine loan pursuant to the intercreditor agreement between the Seller and such mezzanine lender.
(3)Mortgage File. The Mortgage File contains a true, correct and complete copy (or, if required by the Custodial Agreement, original) of each document evidencing or securing the Purchased Asset, or affecting the rights of any holder thereof. With respect to any document contained in the Mortgage File that is required to be recorded or filed in accordance with the requirements set forth in the Custodial Agreement, such document is in form suitable for recording or filing, as applicable, in the appropriate jurisdiction and has been or will be recorded or filed as required by the Custodial Agreement. With respect to each assignment, assumption, modification, consolidation or extension contained in the Mortgage File, if the document or agreement being assigned, assumed, modified, consolidated or extended is required to be recorded or filed, such assignment, assumption, modification, consolidation or extension is in form suitable for recording or filing, as applicable, in the appropriate jurisdiction.

(4)Financial Information. Since the delivery of the financial data concerning the Purchased Asset, except as otherwise disclosed in writing to Purchaser, there has been no material change in the financial position of the Purchased Assets and the other Purchased Items.
(5)Re-performing Purchased Asset. The Purchased Asset is not, as of the Purchase Date, a re-performing mortgage loan or mezzanine loan.
(6)Each Mortgagor’s ownership of its respective Mortgaged Property pertaining to any Mortgage Loan is free and clear of any Liens other than (i) Permitted Encumbrances, (ii) Liens and other matters set forth on the title insurance policy with respect to such Mortgaged Property and (iii) Liens that are subordinate to the Mortgage with respect to such Mortgaged Property.
(7)The information set forth on the Asset Schedule is, as of the applicable Purchase Date, true, complete, and correct in all material respects. Each of the Mortgage File(s) (i) is true, complete and correct in all material respects and (ii) contains originals or copies of (A) all Mortgage Files relating to such Mortgage Loans, except that only originals of Mortgage Notes are included and (B) all other documents that are sufficient so as to enable the holder thereof to enforce the remedies contained therein and to realize upon the practical benefits of the Mortgage File intended to be created thereby.
(8)No such Mortgage Loan is being serviced or agented by a Person, other than Mortgage Loan Servicer. As of the date hereof, true, correct and complete copies of the applicable Servicing Agreement with Mortgage Loan Servicer have been delivered to Purchaser.
(9)There is no action, suit or proceeding relating to any such Mortgage Loan, except as disclosed in the Mortgage File and approved by the Purchaser.
(10)In the case of any Mortgage Loan, no Mortgagor with respect to any such Mortgage Loan has filed for protection under applicable bankruptcy laws as of the date of the origination of such Mortgage Loan.
(11)The servicing and collection practices employed with respect to such Mortgage Loans and Mortgage Loan Servicer have been in accordance with Accepted Servicing Practices in all material respects.
(12)Each related Mortgaged Property is insured by a i) Property insurance policy written on an all-risk or special causes of loss basis, provided replacement cost coverage and including coverage when applicable and available, for windstorm (including named storm) and hail, except as subject to standard exclusions, limitations, sublimits, or deductibles typical for similarly situated properties, in an amount equal to the full replacement cost of the Property and
ii) liability insurance, when and as required under Genesis Capital Insurance policies.
If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy as required pursuant to the underwriting policies of Originator is in effect but not less than the lesser of (i) the maximum coverage available under the National Flood Insurance Program or (ii) the replacement cost of the improvements.
During any period of construction, repair or restoration, and only if the property and liability coverage forms referenced above do not otherwise apply, and to the extent required by the underwriting requirements of the Originator , (A) commercial general liability and umbrella liability insurance from Mortgagor covering claims related to the construction, repairs or restoration at the Property and (B) a builder’s risk completed value form or equivalent coverage, including coverage for 100% of hard costs of construction only , on a non-reporting basis and against “all risks” insured against in a “special cause of loss form” include permission to occupy the Property. The general contractor of record shall provide evidence of commercial general liability, umbrella liability, workers’ compensation, commercial automobile liability and professional liability with limits, terms and conditions commensurate with their contract value and acceptable to Mortgagee, when and as required under Genesis Capital Insurance policies.
All premiums on all insurance policies referred to in this section required to be paid as of the related Purchase Date have been paid or will be paid by the sponsor or pursuant to a master insurance policy, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured, as applicable
(13)Each such Mortgage is covered by either (i) an irrevocable title commitment and abstract of title, each of which must be in form and substance reasonably acceptable to prudent mortgage lending institutions making mortgage loans similar to such Mortgage Loans in the area where the related Mortgaged Property is located or (ii) a customary lender’s title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy or a preliminary title policy) issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, that insures for the benefit of the owner of the Mortgage Note secured by such Mortgage, the first priority lien of the Mortgage in an amount not less than the original principal amount of the Mortgage Loan relating to such Mortgage plus all advances made in accordance with this Agreement, (w) Permitted Exceptions, (x) Liens that are subordinate to the Mortgage with respect to such Mortgaged Property other than any Liens as a result of the Purchaser’s actions or omissions or (y) the Liens and restrictions set forth on such lender’s title insurance policy. The assignment to Purchaser of Seller’s interest in each title insurance policy related to such Mortgage Loans does not require any consent of or notification to the title insurance provider which has not been obtained or made. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.
(14)No fraud or material misrepresentation has been committed by Seller, the Mortgagor by any other Person, including, without limitation, any appraiser or builder in connection with the solicitation, origination or servicing of the Mortgage Loans.
(15)With respect to each such Mortgage Loan, the relevant Mortgage Files have been duly authorized, executed and delivered by the Mortgagor, and is the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(16)With respect to each such Mortgage Loan, the related Mortgage has been recorded or has been submitted in escrow for recordation in the jurisdiction in which the related Mortgaged Property is located.
(17)The origination, servicing and collection practices with respect to such Mortgage Loans have been in all material respects in compliance with applicable law and

Accepted Servicing Practices. All Mortgaged Properties securing the related Mortgage Loan are non-owner occupied.
(18)Since the origination date of each such Mortgage Loan, except in connection with the servicing of such Mortgage Loan in accordance with Accepted Servicing Practices (a) the material terms of the related Mortgage and other Mortgage Files have not been modified, altered, satisfied, canceled, subordinated or rescinded in any respect, in whole or in part, except by written instrument that is included in the Mortgage File and, if necessary to maintain the priority of the respective mortgage lien, has been recorded or is in the process of being recorded; (b) the material terms of the related Mortgage and other Mortgage Files have not been waived in a manner that interferes with the security intended to be provided by such Mortgage; (c) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage except in accordance with the related Mortgage Files; (d) none of the related Mortgagor, the related guarantor or any other obligor of the Mortgage Loan has been released from its obligations under the Mortgage Files or any other document in the Mortgage File except in accordance with the related Mortgage Files; and (e) none of Seller or its Affiliates, or any other originator or servicer or agent acting on its behalf has executed any instrument of release, cancellation, satisfaction, subordination or rescission with respect to such Mortgage Loan or the related Mortgage Files.
(19)Such Mortgage Loan is not thirty days delinquent as of the Purchase Date for such Mortgage Loan.
(20)No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation in any manner that could materially and adversely affect the value of the related Mortgage Loan.
(21)In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(22)Except to the extent that such Mortgage Loan is being made in connection with a project to repair damage (as reflected on the proposed scope of work), each related Mortgaged Property is free from material structural damage. There is no proceeding pending for the total or partial Condemnation of such Mortgaged Property.
(23)The Mortgagor has not notified Seller of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
(24)No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor, and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
(25)Each Mortgaged Property:

i.is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road,
ii.is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related title insurance policy insuring such Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the related borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.
(26)The Mortgaged Property is free from any and all toxic or hazardous substances in material violation of any local, state or federal environmental law, and there exists no violation of any local, state or federal environmental law, rule or regulation. To Seller’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is alleged to have been violated. There is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.
(27)There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, except in an aggregate amount not in excess of $5,000.
(28)In the case of any Mortgage Loan: (i) the Mortgage File for each Mortgage Loan contains an appraisal in compliance with FIRREA of each related Mortgaged Property with an appraisal date within ninety (90) days of the related origination date; provided that solely with respect to each Mortgage Loan with an original loan amount of less than $400,000, the Mortgage File may contain an evaluation in lieu of an appraisal, (ii) if there is an appraisal, the appraisal is signed by an Independent Appraiser who is a Member of the Appraisal Institute, and (iii) if there is an appraisal, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(29)Such Mortgage Loan was not removed for credit-related reasons from a prior financing facility; provided, a concentration limit breach unrelated to a delinquency, default or representation breach shall not be deemed a credit-related reason for this representation.
(30)To the Seller’s knowledge based solely on surveys, plats, or similar boundary or site plans obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment), if applicable, obtained in connection with the origination of each Purchased Asset (or related Mortgage Loan, as applicable), (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time as of the origination date of such Purchased Asset (or related Mortgage Loan, as applicable) are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained that are insured against or addressed by endorsements obtained under the Title Policy, (b) on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained that are insured against or addressed by endorsements obtained under the Title Policy, and (c) encroach upon any easements except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained that are insured against or addressed by endorsements obtained with respect to the Title Policy or which encroachment is contemplated as part of the development plans.
(31)Subject to certain exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Documents or a Person satisfying specific criteria identified in the related Mortgage Documents, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a [reserved] or (vii) any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest in such Mortgage Loan or subordinate debt that existed at origination and is permitted under the related Mortgage Documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, (iv) Permitted Exceptions or (v) as approved in accordance with the originator’s underwriting guidelines and for which a subordination agreement is obtained, provided, however, that the Mortgage Loan may provide a mechanism for the assumption of the Mortgage Loan by a third party upon the Mortgagor’s satisfaction of certain conditions precedent and the payment of a required transfer fee.
(32)Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”. The Seller (or the related originator if the Seller was not the originator) performed, or caused to be performed, the Sponsor Diligence. Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, the Mortgage Loan does not have a Mortgagor that is an affiliate of another Mortgagor under another Purchased Asset.
(33)All escrow deposits and payments required to be escrowed with lender (if any) pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its Servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Documents are being conveyed by the Seller to Purchaser or its Servicer.
(34)Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement (if applicable in accordance with the originator’s underwriting guidelines) has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
(35)The interest rate (exclusive of any default interest, late charges, yield maintenance charges or prepayment premiums) of such Mortgage Loan complied as of the date of origination of such Mortgage Loan with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(36)It being understood that B notes secured (and any other Purchased Assets that are cross-collateralized and cross defaulted with a Purchased Asset) by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens, and equipment and other personal property financing). Except as set forth on the related Purchased Asset Schedule or Confirmation, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(37)For ground up Construction Loans and, as applicable, for Bridge Loans, Seller has obtained copies of the related Mortgagor’s plans and specifications for the design and construction of the project (the “Plans and Specifications”) and a copy of the related Mortgagor’s general construction contract and/or construction management agreement. As of the Purchase

Date, Seller has obtained a project budget which sets forth all hard and soft costs and expenses (with a specific allocation of the maximum advance for hard and soft costs and expenses) which are anticipated to be incurred by Mortgagor in the design and construction of the project as shown on the Plans and Specifications and, to Seller’s knowledge, the unfunded principal amount of the Purchased Asset stated on the Purchased Asset Schedule to be disbursed plus Mortgagor cost spend requirements is equal to or in excess of the remaining budget to complete the project and on the date hereof the Mortgage Loan is “in balance”.
(38)If such Mortgage Loan is a Construction Loan:
i.Except as disclosed in writing to Purchaser in the exceptions report attached to the related Confirmation, Seller has obtained a copy of the related Mortgagor’s general construction contract and/or construction management agreement and each construction contract, as applicable, sufficient to complete the project consistent with the Plans and Specifications (as defined below) in compliance with all restrictive covenants of record applicable to such Mortgaged Property and all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws (except in cases where variance(s) has/have been granted by the relevant Governmental Authority), and there is a collateral assignment of the general construction contract and/or construction management agreement and each other construction contract, as applicable, to Seller as additional collateral for the Mortgage Loan.
ii.Except as disclosed in writing to Purchaser in the exceptions report attached to the related Confirmation, to Seller’s knowledge, Mortgagor has obtained (or has been or is required to obtain in connection with the future advances for such construction) all material licenses, permits, including, without limitation, building permits, and approvals required by all applicable local, state and federal laws, and regulations to be obtained for the construction of the improvements in accordance with the Plans and Specifications.
iii.As of the Purchase Date, Seller has obtained a project budget which sets forth all hard and soft costs and expenses (with a specific allocation of the maximum advance for hard and soft costs and expenses) which are anticipated to be incurred by Mortgagor in the design and construction of the project as shown on the Plans and Specifications and, to Seller’s knowledge, the unfunded principal amount of the Purchased Asset stated on the Purchased Asset Schedule to be disbursed is equal to or in excess of the remaining budget to complete the project and on the date hereof the Mortgage Loan is “in balance”.
iv.As of the Purchase Date, Seller has obtained a project completion schedule which sets forth the date which project is scheduled to be completed, and the related loan documents require the project to be completed by the project deadline.
v.For each Construction Loan, all releases for future advance to fund project costs are conditioned upon (i) no existing defaults, (ii) Mortgagor’s certification that there are no existing defaults, that all work covered by the draw request has been completed in a good and workmanlike manner in accordance with the Plans and Specifications, and that all such work has been in material compliance with all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws (except in cases where variance(s) has/have been granted by the relevant Governmental Authority), (iii) receipt of lien waivers and other documentation as the related lender shall reasonably request,(iv) when required by the related lender, Mortgagor causing to be delivered, at Mortgagor’s sole cost and expense, a “Date-Down Endorsement” (or equivalent endorsement) to the Title Policy showing no new title exceptions other than the Permitted Encumbrances.
vi.The final funding of project costs are conditioned upon: (i) Mortgagor’s certification that there are no existing defaults; (ii) that substantially all work has been completed in a good and workmanlike manner in accordance with the Plans and Specifications, and that all such work has been in compliance with all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws (except in cases where variance(s) has/have been granted by the relevant Governmental Authority); (iii) of a certification by the contractor, architect or engineer and, at the related lender’s option, a report from the related lender’s architect or engineer that substantially all work has been completed in a good and workmanlike manner and has been in compliance with all applicable local, state and federal laws, and regulations; (iv) Seller’s receipt of evidence reasonably satisfactory to the related lender that all construction costs associated with the project shall, upon making the final funding, have been paid in full, (v) either (x) lien waivers (which shall be final, unconditional lien waivers, to the extent required by the title company issuing the related title insurance policy, or otherwise reasonably requested by Seller) of all material liens from the general contractor and/or construction manager and all trade contractors; (vi) receipt of “as built” survey; (vii) receipt of “as built” Plans and Specifications; and (viii) the filing by Mortgagor of a notice of completion, as applicable.
vii.Seller shall not be obligated to fund project costs for (i) other than, with respect to Construction Loans, advances for deposits as permitted by the Mortgage Documents, deposits or other payments for materials or services or in respect of labor and materials that have not yet been incorporated into the project, (ii) any amounts retained or permitted to be retained by Mortgagor from payments to any contractor or any subcontractor, or (iii) if after such disbursement the Mortgage Loan would not be “in balance” (i.e., the unfunded principal amount of the Purchased Asset to be disbursed is equal to or in excess of the remaining budget to complete the project). If at any time the Mortgage Loan is not “in balance” the Mortgagor is required to deposit additional funds with Seller in an amount necessary to cause the Mortgage Loan to be “in balance”.
viii.Mortgagor must obtain Seller’s prior written approval of (i) any proposed changes to the Plans and Specifications, (ii) any proposed changes to any construction contract, architect’s contract or design professional contracts held by Mortgagor, (iii) any new or additional contract held by Mortgagor related to the construction or design of the project (each such instance in (i), (ii) or (iii), a “Project Change”), which Project Change would have the effect of (a) increasing project budget line items (including line items set forth in the general construction contract) in the aggregate by more than ten percent (10%) thereof or (b) decreasing project budget line items (including line items set forth in the general construction contract) in the aggregate by more than ten percent (10%) thereof, provided, Mortgagor may from time to time reallocate proven cost savings actually realized and demonstrated from one line item to other line item(s) in the project budget; provided, however, that such cost savings must be established by evidence reasonably satisfactory to Seller (and such cost savings should not have any material effect on the scope or quality of such project) and Seller must be reasonably satisfied that the reallocation will not subordinate all or any part of the related lien of the Mortgage Loan to the claims of contractors based on applicable law.

ix.The Mortgage Documents for each Purchased Asset provide that at least one creditworthy individual or entity shall be fully liable for the lien-free completion of the project in accordance with the Plans and Specifications, the related loan documents and all applicable local, state and federal laws, and regulations, including, without limitation, all applicable zoning laws (except in cases where variance(s) has/have been granted by the relevant Governmental Authority), by the project deadline and for carrying costs related to the property.
x.Except as disclosed in writing to Purchaser in the exceptions report attached to the related Confirmation, construction of the project has commenced and as of each Purchase Date, all construction has proceeded and continues to proceed in accordance with the schedule set forth in the related Mortgage Documents and the business plan.
xi.The Mortgagor is required to cause payment and performance bonds to be issued with respect to the obligations of the general contractor, construction manager and all material trade contractors or, in the alternative, has obtained subguard insurance.
xii.With respect to each Construction Loan, where required pursuant to the related lender’s underwriting guidelines, an ESA meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within twelve (12) months prior to its origination date (or in conjunction with a prior loan by Seller to Mortgagor), and such ESA (i) did not identify the existence of any Environmental Condition at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects, or has an ongoing monitoring plan in place or prescribes an ongoing monitoring plan, prior to the Purchase Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.

APPENDIX B
FORM OF ACCESSION AGREEMENT
ACCESSION AGREEMENT (this “Accession Agreement”), dated as of [    ], 202_ to that certain Flow Mortgage Loan Purchase Agreement, dated as of April 29, 2026 (such agreement, including any schedules, exhibits or attachments thereto and any amendments thereto and any successor agreement that may be entered into by the parties thereto in substitution therefor, hereinafter the “Agreement”), by and between RPT Seller LLC (the “Purchaser”) and Rithm Loan Aggregation Trust (the “Seller”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
SECTION 1. By execution of this Accession Agreement, [    ] (the “Additional Purchaser”) hereby becomes a party to the Agreement, shall be deemed to be a “Purchaser” thereunder with respect to the Mortgage Loans owned by the Additional Purchasers pursuant to Section 26 of the Agreement and agrees to be bound by all of the terms and provisions of the Agreement.
SECTION 2. Any references contained in the Agreement to “Purchaser” shall be deemed to refer to the Additional Purchaser and any references contained therein to “Mortgage Loan” and “Mortgaged Property” shall be deemed to refer only to the Mortgage Loans owned by the Additional Purchaser and any related Mortgaged Properties.
SECTION 3. This Accession Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws rules thereof other than Section 5-1401 of the New York General Obligations Law.
IN WITNESS WHEREOF, the undersigned has duly executed this Accession Agreement as of the date first above written.
[ADDITIONAL PURCHASER]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

RITHM LOAN AGGREGATION TRUST

By: NRZ MBN Issuer Holdings LLC, its Administrator

By:     Name:
Title:

B-1

APPENDIX C
MORTGAGE LOAN SCHEDULE FIELDS

Field Names
1.Mortgage Loan Number
2.Stated Principal Balance as of the Cut-off Date
3.principal balance at origination
4.Mortgage Interest Rate as of the Cut-off Date
5.Monthly Payment as of the Cut-off Date
6.original term to maturity
7.remaining term to maturity as of the Cut-off Date
8.whether such Mortgage Loan is a balloon loan as of the Cut-off Date
9.interest-only term
10.origination date
11.first payment date
12.next Due Date
13.maturity date
14.original loan-to-value ratio
15.original appraised value
16.sales price, if any
17.lien position of the Mortgage Loan
18.purpose of the Mortgage Loan
19.street address, unit, city, state and zip code of the related Mortgaged Property
20.Mortgaged Property type
21.credit score at origination and the updated credit score
22.date of the credit score
23.occupancy status of the Mortgaged Property (e.g., primary, investor, secondary)
24.delinquency status
25.an indication of whether the related borrower is subject to bankruptcy proceedings
26.most recent 12-month payment history of the Mortgage Loan (using MBA methodologies)
27.home data index value and the date the home data index value was obtained
28.broker’s price opinion value and the date the broker’s price opinion was obtained
29.Updated Loan-to-Value Ratio
30.an indication of whether such Mortgage Loan was previously modified and, if applicable, the date of such modification
31.Servicer of the Mortgage Loan
32.Custodian of the Mortgage Loan
33.amount of any deferred principal balance
34.an indication of whether such Mortgage Loan includes stepped Mortgage Interest Rates and the dates on which such Mortgage Interest Rates step up
35.the number of times such Mortgage Loan was 30-59, 60-89, 90-119 and 120 days delinquent during the 12 months preceding the Cut-off Date

C-1

EXHIBIT 1
FORM OF POWER OF ATTORNEY [DATED]
Document drafted by and RECORDING REQUESTED BY:
[Entity] [Address]
[City, State, Zip Code]

_____________________________________________________________________________________
SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY
Rithm Loan Aggregation Trust (“Trust”) hereby constitutes and appoints Genesis Capital LLC, having an office at 15303 Ventura Blvd, Suite 700, Sherman Oaks, CA 91403 (“Servicer”), and in its name, aforesaid Attorney-In-Fact, by and through any officer appointed by the Board of Directors of Servicer, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate for the tasks described in the attached Appendix A; provided however, that (a) Servicer represents and warrants that all actions taken pursuant to this Limited Power of Attorney are consistent with its duties and obligations as a servicer for the Trust, and (b) all actions taken by Servicer pursuant to this Limited Power of Attorney must be in accordance with Federal, State and local laws and procedures, as applicable. This Limited Power of Attorney is being issued in connection with Servicer’s responsibilities to service certain mortgage loans (the “Loans”) held by the Trust. These Loans are comprised of Mortgages, Deeds of Trust, Deeds to Secure Debt and other forms of security instruments (collectively the “Security Instruments”) encumbering any and all real and personal property delineated therein (the “Property”) and the Notes secured thereby.

Witness my hand and seal this     day of     , 20 .
NO CORPORATE SEAL    RITHM LOAN AGGREGATION TRUST
By: NRZ MBN Issuer Holdings LLC, its Administrator

______________________________ By:

Witness:
_________________________________
Witness:

CORPORATE ACKNOWLEDGMENT STATE OF
COUNTY OF

On this day of     , 20 , before me personally appeared
    , [ ] of [ ], as Administrator, proved to me through satisfactory evidence of identification, which was a     [insert state name] driver’s license, to be the party/parties executing the foregoing instrument, and acknowledged to me that he/she/they executed the instrument voluntarily for its stated purpose as [ ] of [ ], as Administrator, as the voluntary act of said entity and that such individual(s) made such appearance before the undersigned in the County of [ ], State of [ ].

WITNESS my hand and official seal.

Signature:          Name: [    ]
Notary Public
My commission expires: [ ]

APPENDIX A

1.Demand, sue for, recover, collect and receive each and every sum of money, debt, account and interest (which now is, or hereafter shall become due and payable) belonging to or claimed by the Trust, and to use or take any lawful means for recovery or preservation of the Trust’s interest by legal process or otherwise, including but not limited to the substitution of trustee serving under a Deed of Trust, the preparation and issuance of statements of breach, proofs of claim, notices of default, and/or notices of sale, accepting deeds in lieu of foreclosure, evicting (to the extent allowed by federal, state or local laws), foreclosing on the properties under the Security Instruments by judicial or non-judicial foreclosure, filing or responding to actions or claims for temporary restraining orders, injunctions, appointments of receiver, suits for waste, third-party lien related matters, (including but not limited to mechanics liens, HOA/COA/Co-op liens), property forfeitures, seizures, tax sales, eminent domain and condemnation actions, probate proceedings, partition actions, easements, property line adjustments, lender title claims or quiet title actions, code violation notices or actions, fraud claims and any and all other tort, contractual or administrative actions and verifications in support thereof Servicer deems necessary or advisable in any bankruptcy action, state or federal suit or any other action.
2.Execute and/or file such documents and take such other action as is proper and necessary to defend the Trust in litigation and to resolve any litigation where the Servicer has an obligation to defend the Trust, including but not limited to dismissal, termination, cancellation, rescission and settlement.

3.Transact business of any kind regarding the Loans, as the Trust’s act and deed, to contract for, purchase, receive and take possession and evidence of title in and to the Property and/or to secure payment of a promissory note or performance of any obligation or agreement relating thereto.

4.Execute, complete, indorse or file bonds, notes, mortgages, deeds of trust and other contracts, agreements and instruments regarding the borrowers and/or the Property, including but not limited to the execution of estoppel certificates, financing statements, continuation statements, releases, satisfactions, reconveyances, assignments, loan modification agreements, payment plans, waivers, consents, amendments, forbearance agreements, loan assumption agreements, subordination agreements, property adjustment agreements, management agreements, listing agreements, the filing of lender and/or title policy claims against title insurers, purchase and sale agreements, short sale transactions and other instruments pertaining to mortgages or deeds of trust, and execution of deeds and associated instruments, if any, conveying the Property, in the interest of the Trust.
5.Indorse on behalf of the undersigned all checks, drafts and/or other negotiable instruments made payable to the undersigned.

6.Execute any document or perform any act in connection with the administration of any PMI policy or LPMI policy, hazard or other insurance claim relative to the Loans or related Property.

7.Execute any document or perform any act described in items (3), (4), and (5) in connection with the termination of the Trust as necessary to transfer ownership of the affected Loans to the entity (or its designee or assignee) possessing the right to obtain ownership of the Loans.

8.Subordinate the lien of a mortgage, deed of trust, or deed or other security instrument to secure debt
(i) for the purpose of refinancing Loans, where applicable, or (ii) to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain, including but not limited to the execution of partial satisfactions and releases and partial reconveyances reasonably required for such purpose, and the execution or requests to the trustees to accomplish the same.

9.Convey the Property to the mortgage insurer, or close the title to the Property to be acquired as real estate owned, or convey title to real estate owned property (“REO Property”).
10.Execute and deliver any documentation with respect to the sale, maintenance, preservation, renovation, repair, demolition or other disposition, of REO Property acquired through a foreclosure or deed-in-lieu of foreclosure, including, without limitation: permits, remediation plans or agreements, certifications, compliance certificates, health and safety certifications, listing agreements; purchase and sale agreements; grant / limited or special warranty / quit claim deeds or any other deed, but not general warranty deeds, causing the transfer of title of the property to a party contracted to purchase same; escrow instructions; and any and all documents necessary to effect the transfer of REO Property.

11.Servicer has the power to execute additional limited powers of attorney and delegate the authority given to it by the Trust under the applicable servicing agreements for the Trust.

12.To execute, record, file and/or deliver any and all documents of any kind for the purpose of fulfilling any servicing duties, including but not limited to those listed in subparagraphs (1) through (11).

Trust also grants unto Servicer the full power and authority to correct minor ambiguities and errors in documents necessary to effect or undertake any of the items or powers set forth in items (1) to (12), above.

EXHIBIT 2

FORM OF PURCHASE ADVICE

This Purchase Advice (this “Purchase Advice”), dated as of [ ], 202[_] (the “Closing Date”), is between Rithm Loan Aggregation Trust, a Delaware statutory trust (“Seller”) and RPT Seller LLC (“Purchaser”) under that certain Flow Mortgage Loan Purchase and Sale Agreement dated as of April 29, 2026 (as supplemented by each Accession Agreement thereto and as further amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, on a servicing-released basis, and subject to the terms of this Purchase Advice and the Purchase Agreement, all right, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

1.Defined Terms. As used in this Purchase Advice, the following defined terms shall have meanings set forth below.
(a)Closing Date: [ ], 202[ ].
(b)Cut-off Date: [ ], 202[ ].
(c)Purchase Price: [With respect to each Mortgage Loan, as set forth in Exhibit A hereto.]
(d)Purchase Price Percentage: [As set forth in Exhibit A hereto.]
(e)Stated Principal Balance: [With respect to each Mortgage Loan, as set forth in Exhibit A hereto.]
(f)Additional Closing Conditions/Obligations: [ ]
(g)Seller Account: [ ]
(h)Mortgage Loan Schedule: [The Microsoft Excel file labeled [ ] delivered by representatives of the Seller to representatives of the Purchaser on the Closing Date.]
This Purchase Advice may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Purchase Advice containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

IN WITNESS WHEREOF, the parties have executed this Purchase Advice by their duly authorized officers as of the Closing Date.
Rithm Loan Aggregation Trust

By:    NRZ    MBN    Issuer    Holdings    LLC,    as Administrator

By:      Name:
Title:

RPT SELLER LLC

By:      Name:
Title:

Signature Page to Purchase Advice

EXHIBIT A
Mortgage Loan Schedule